Exhibit 107
Calculation of Filing Fee Tables
S-4
(Form Type)
GALAXY DIGITAL INC.
(Exact name of registrant as specified in its charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(2)
Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, par value $0.001 per share(3)	457(f)(1)	1,138,951	$16.94 (2)	$19,293,829.94	$147.60 per $1,000,000	$2,847.77
Fees Previously Paid	Equity	Class A Common Stock, par value $0.001 per share(3)	457(f)(1)	101,612,044	$11.76	$1,194,957,637.44	$109.10 per $1,000,000	$110,772.57
	Equity	Class A Common Stock, par value $0.001 per share(3)	457(f)(1)	3,199,495	$4.07	$13,021,944.65	$110.20 per $1,000,000	$1,435.02
	Equity	Class A Common Stock, par value $0.001 per share(3)	457(f)(1)	2,188,358	$4.46	$9,760,076.68	$110.20 per $1,000,000	$1,075.56
	Equity	Class A Common Stock, par value $0.001 per share(3)	457(f)(1)	1,844,775	$6.94	$12,802,738.50	$147.60 per $1,000,000	$1,889.68
	Equity	Class A Common Stock, par value $0.001 per share(3)	457(f)(1)	14,864,168	$9.78	$145,371,563.04	$147.60 per $1,000,000	$21,456.84
	Equity	Class A Common Stock, par value $0.001 per share(3)	457(f)(1)	1,338,090	$12.14	$16,244,412.60	$147.60 per $1,000,000	$2,397.68

	Total Offering Amounts					$1,411,452,202.85		$141,875.12
	Total Fees Previously Paid					—		$139,027.35
	Total Fee Offsets					—		$2,847.77
	Net Fee Due					—		$0

(1)All securities being registered pursuant to this registration statement will be issued by Galaxy Digital Inc. (formerly known as Galaxy Digital Pubco Inc.) (“Pubco”), as the registrant following the consummation of the Reorganization and the Reorganization Merger (as defined under “Explanatory Note” and described in this registration statement). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares of Pubco Class A common stock as may be issuable as a result of stock splits, stock dividends or the like.
(2)Estimated solely for the purpose of calculating the registration fee based on the U.S. dollar equivalent of the average of the high and low prices for the ordinary shares of Galaxy Digital Holdings Ltd. (“GDHL”) on the Toronto Stock Exchange on November 22, 2024 (such average per share price being $16.94 per share, after converting such average per share price into U.S. dollars at an exchange rate of 1.398 CAD to 1.00 USD as of November 22, 2024), in accordance with Rule 457(f)(1) under the Securities Act of 1933, as amended.
(3)Represents a portion of the 126,185,881 shares of Pubco Class A common stock estimated to be issued to existing holders of GDHL ordinary shares pursuant to the transactions described in the Management Circular/Prospectus contained in this registration statement, based on the number of GDHL ordinary shares that were issued and outstanding on November 22, 2024.
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims		Form S-4	333-262378	January 28, 2022		$1,435.02(1)	Equity	Class A Common Stock, par value $0.001 per share
Fees Offset Claims		Form S-4	333-262378	January 28, 2022		$1,075.56(1)	Equity	Class A Common Stock, par value $0.001 per share
Fees Offset Claims		Form S-4	333-262378	January 28, 2022		$1,889.68(1)	Equity	Class A Common Stock, par value $0.001 per share

Fees Offset Claims		Form S-4	333-262378	January 28, 2022		$21,456.84(1)	Equity	Class A Common Stock, par value $0.001 per share
Fees Offset Claims		Form S-4	333-262378	January 28, 2022		$2,397.68 (1)	Equity	Class A Common Stock, par value $0.001 per share
Fees Offset Claims		Form S-4	333-262378	January 28, 2022		$2,847.77 (1)	Equity	Class A Common Stock, par value $0.001 per share
Fees Offset Sources	Galaxy Digital Inc., Galaxy Digital Holdings Ltd.	Form S-4	333-262378		January 28, 2022				$48,324.86(1)(2)
(1)This registration statement previously proposed to register 42,680,995 shares of Pubco Class A common stock and warrants to purchase 1,647,556 shares of Pubco Class A common stock. A registration fee of $48,324.86 was paid in connection with such shares and warrants. The 42,680,995 shares of Pubco Class A common stock were previously estimated to be the maximum number of shares of Pubco Class A common stock that would have been issued to holders of BitGo Holdings, Inc. (“BitGo”) capital stock and applicable equity awards in connection with the BitGo Acquisition (as previously defined under “Explanatory Note” and described in this registration statement) pursuant to the transactions described in the Consent Solicitation Statement/Prospectus previously contained in this registration statement and as contemplated by that certain Agreement and Plan of Merger by and among Pubco, GDHL, Galaxy Digital Holdings LP, Reorganization Merger Sub, GDH Titan Merger Sub 2, Inc., BitGo and Fortis Advisors LLC, dated May 5, 2021 (as it may be amended, modified or otherwise supplemented from time to time). The BitGo Acquisition will not be consummated and such shares were no longer being registered pursuant to this registration statement as of February 9, 2023. All of the warrants to purchase 1,647,556 shares of Pubco Class A common stock, based on the total number of warrants to purchase ordinary shares of GDHL outstanding on January 14, 2022, were either (i) previously exercised for ordinary shares of GDHL or (ii) expired unexercised in November 2022, and were no longer outstanding nor being registered pursuant to this registration statement as of February 9, 2023.
In accordance with Rules 457(b) and 0-11(a)(2) under the Securities Act, Pubco used $1,435.02, $1,075.56, $1,889.68, $21,456.84 and $2,397.68 of the $48,324.86 filing fees available for offset to offset the filing fees payable in connection with the amendments to this registration statement, filed with the SEC on February 9, 2023, August 11, 2023, December 22, 2023, May 13, 2024 and July 26, 2024, respectively. In accordance with Rules 457(b) and 0-11(a)(2) under the Securities Act, Pubco is using $2,847.77 of the unused filing fees to offset the filing fee payable in connection with this amendment to this registration statement. No registration fee is due to be paid at this time.
(2)As of the date of this filing there is $17,222.91 remaining for future fee offsets.
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